Exhibit 99.1

Conference Call/Webcast:	Thursday, July 17, 2003 at 11:00 a.m. EDT
Telephone:	800/633-8493 and 646/862-1043. Replay available for 4 days at 800/633-8284 or 402/977-9140 (Res.# 21155493)
Live Webcast/Replay:	www.seracarels.com (select “Investor Relations”). Archived and available on SeraCare’s web site for 30 days.

[LOGO]

News Announcement	FINAL

SERACARE ACQUIRES BIOMEDICAL RESOURCES

Hosting Conference Call July 17 at 11:00 a.m. EDT to Discuss Acquisition

OCEANSIDE, CA, July 16, 2003 — SeraCare Life Sciences, Inc. (Nasdaq: SRLS), an innovative developer and provider of blood and plasma-based products and services for the biotechnology, diagnostic, and pharmaceutical industries, today announced the strategic acquisition of all assets of BioMedical Resources and a related company (collectively, BioMedical Resources or BMR). BMR is a privately-held provider of disease state antibody products used in the development and manufacture of calibrators and controls.

The purchase price of the acquisition was approximately $4.0 million, of which $400,000 is in SeraCare Life Sciences stock and the balance in cash. BioMedical Resources has annual sales in excess of $3 million.

In connection with the acquisition, BioMedical Resources’ President and founder, Stephen J. Lowenthal, has joined SeraCare Life Sciences and will serve as General Manager of the companies’ combined disease state plasma operations. All BioMedical Resources’ employees are also expected to join SeraCare.

Michael Crowley, Jr., SeraCare’s CEO, said, “We are very pleased that we were able to successfully complete this acquisition and welcome Steve Lowenthal and his team. We believe that BioMedical Resources will provide us with an exciting platform for growth and an improved operating environment for our existing disease state business. We also expect that our existing disease state business will benefit from BioMedical Resources’ more than twenty-five years of industry and operating experience.”

-more-

SeraCare Life Sciences, Inc., 7/16/03	page 2

About SeraCare Life Sciences:

SeraCare Life Sciences, Inc. invents, develops, manufactures, and sells innovative blood based products and cell culture products for the biotechnology, pharmaceutical, and diagnostic markets. Its offerings include plasma-based therapeutic products, diagnostic products and reagents, cell culture products, specialty plasmas, and BioBank, a proprietary database of medical information and associated blood, plasma, DNA and RNA samples. For additional information about SeraCare Life Sciences, Inc., please visit the Company’s web site at www.seracarels.com.

Safe Harbor For Forward Looking Statements:

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward looking statements be subject to the safe harbor created thereby. Such forward looking statements include: (i) the Company’s belief that its acquisition of BioMedical Resources will provide it with an exciting platform for growth and an improved operating environment for its existing disease state business, and (ii) the Company’s expectation that its existing disease state business will benefit from BioMedical Resources’ more than twenty-five years of industry and operating experience. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements. Such factors include the Company’s ability to successfully integrate BioMedical Resources’ business with its own operations. Information on these and other factors that could affect the Company and its financial results is included in the Company’s report on Form 10-K for the year ended September 30, 2002 filed with the Securities and Exchange Commission (SEC) as well as the Company’s other periodic filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Tim Hart	Nathan Ellingson, David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
SeraCare Life Sciences, Inc.	212/835-8500 or srls@jcir.com
760/806-8922

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